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                                                                     EXHIBIT 4.5


                    WARRANTS REGISTRATION RIGHTS AGREEMENT

          WARRANTS REGISTRATION RIGHTS AGREEMENT, dated as of

July 26, 2000, (this "Agreement"), between CFW Communications Company, a
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Virginia corporation (the "Company"), and Morgan Stanley & Co. Incorporated,
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First Union Securities, Inc. and SunTrust Equitable Securities Corporation (the
"Placement Agents").
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          Pursuant to the terms of a Placement Agreement dated July 21, 2000
(the "Placement Agreement"), between the Company and the Placement Agents, the
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Company has agreed to issue and sell to the Placement Agents (the "Offering") an aggregate of 280,000 warrants (each, a "Warrant"), each Warrant initially
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entitling the holder thereof to purchase 1.8 shares of Common Stock (as defined below) of the Company at an exercise price of $47.58 per Common Share, as part of 280,000 units (the "Units"), each Unit consisting of one 13% Senior Note due
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2010 of the Company (each a "Note" and collectively, the "Notes") to be issued
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pursuant to the provisions of an Indenture dated as of the date hereof (the
"Indenture") between the Company, as issuer, and The Bank of New York, as trustee, and one Warrant. The Note and the Warrant included in each Unit will become separately transferable at the close of business upon the earliest to occur of (i) the date that is 180 days after the Closing Date (as defined below), (ii) the commencement of an exchange offer with respect to the Notes undertaken pursuant to the Notes Registration Rights Agreement (as defined below), (iii) the effectiveness of a shelf registration statement with respect to resales of the Notes, (iv) the commencement of an offer to purchase the Notes upon a change of control, and (v) such date as determined by Morgan Stanley &
Co. Incorporated in its sole discretion.

          In consideration of the foregoing and of the mutual agreements contained herein and in the Placement Agreement, the Company and the Warrant Agent hereby agree as follows:

          1. Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Auditors" means, at any time, the independent auditors of the Company at such time.

          "Board" means the board of directors of the Company from time to time.

          "Closing Date" means the date hereof.

          "Comfort Letter" has the meaning specified in Section 2 hereof.

          "Commission" means the United States Securities and Exchange
Commission.

          "Common Stock" means the common stock, no par value, of the Company.

          "Common Shares" means the shares of the Common Stock of the Company.

          "Company" has the meaning specified in the preamble to this Agreement.
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          "Expiration Date" means August 15, 2010.

          "Holders" means the record holders of the Warrants and the holders of Common Shares (or other securities) received upon exercise thereof.

          "Indenture" has the meaning specified in the recitals to this Agreement.

          "Opinion" has the meaning specified in Section 2 hereof.

          "Placement Agents" has the meaning specified in the recitals to this Agreement.

          "Placement Agreement" has the meaning specified in the recitals to this Agreement.

          "Registration Statement" has the meaning specified in Section 2 hereof.

          "Resale Shelf" has the meaning specified in Section 2 hereof.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Units" has the meaning specified in the recitals to this Agreement.

          "Warrant" has the meaning specified in the recitals to this Agreement.

          "Warrant Agent" has the meaning specified in the preamble to this Agreement.

          "Warrant Agreement" means the Warrant Agreement dated the date hereof between the Company and the Warrant Agent.

          "Warrant Shares" means the Common Shares or such other Securities issuable upon the exercise of the Warrants.

          2. Shelf Registration.

          (a) The Company shall use its best efforts to cause to be filed pursuant to Rule 415 under the Securities Act a shelf registration statement on the appropriate form (the "Registration Statement") covering the resale of the
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Warrants and underlying Warrant Shares and shall use its best efforts to cause the Registration Statement to become effective under the Securities Act within one year after the closing date of the Offering; provided, however, that in no
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event may the Registration Statement be declared effective prior to the first anniversary of the Closing Date. The Company shall use reasonable efforts to keep the Registration Statement continuously effective until such time as all Warrants and all Warrant Shares have been resold, but not beyond August 15, 2011. Prior to filing the Registration Statement or any amendment thereto, the Company shall provide a copy thereof to Morgan Stanley & Co. Incorporated and its counsel and afford them a reasonable time to comment thereon.

          (b)  The Company agrees to:

          (i) make available for inspection by a representative of the Holders, any underwriter participating in any disposition pursuant to the Registration Statement and
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     attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, financial and other records, documents and properties of the Company that are pertinent to the conduct of due diligence customary for an underwritten offering, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration Statement;

          (ii) use its best efforts to cause all Warrant Shares sold under the Registration Statement to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of Warrant Shares representing a majority of the Warrants originally issued, to the extent such Warrant Shares satisfy applicable listing requirements;

          (iii) provide a reasonable number of copies of the prospectus included in the Registration Statement to Holders that are selling Warrants or Warrant Shares pursuant to the Registration Statement;

          (iv) cause to be provided to the Warrant Agent, on behalf of the Holders and beneficial owners of Warrants or Warrant Shares, upon the effectiveness of the Registration Statement, a customary "10b-5" opinion of independent counsel (an "Opinion") and a customary "cold comfort" letter of
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     independent auditors (a "Comfort Letter");
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          (v)   cause to be provided to Holders and beneficial owners of Warrant
Shares an Opinion and Comfort Letter with respect to each Form 10-K and Form 10-Q, including any amendments thereto, that is incorporated by reference in the Registration Statement; and

          (vi) notify the Warrant Agent, for distribution to the Holders, (A) when the Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (B) of any request by the Commission or any state securities authority for amendments and supplements to the Registration Statement or of any material request by the Commission or any state securities authority for additional information after the Registration Statement has become effective, (C) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(D) if, between the effective date of the Registration Statement and the closing of any sale of Warrants or Warrant Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, including this Agreement, relating to disclosure cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Warrants or Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period the Registration Statement is effective such that the Registration Statement or the related prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading and (F) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate. The Holders hereby agree to suspend use of the prospectus contained in a Registration Statement upon receipt of such notice under clause (E) or (F) above until the Company has amended or supplemented such prospectus to correct such misstatement or omission.
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          (c)  In the event the Registration Statement has not become effective on the date that is one year from the Closing Date, the Company shall pay to each Holder, $.05 per Warrant per week until such time as the Registration Statement becomes effective.

          3. Suspension.

          Notwithstanding the foregoing, during any consecutive 365-day period, the Company shall have the privilege to suspend availability of the Registration Statement and the related prospectus for up to two 30-consecutive-day periods per calendar year, except during the 30 days immediately prior to the Expiration Date, if the Board determines in good faith that there is a valid purpose for such suspension and provides notice of such determination to the Holders at their addresses appearing in the register of Warrants maintained by the Warrant Agent. Notice of such suspension shall be given promptly to the Warrant Agent.

          4. Blue Sky.

          The Company shall use its reasonable best efforts to register or qualify the Warrant Shares proposed to be sold or issued pursuant to the Registration Statement under all applicable securities or "blue sky" laws of all jurisdictions in the United States in which any Holder of Warrants may or may be deemed to resell the Warrant Shares, and shall use its reasonable best efforts to maintain such registration or qualification through the earlier of (A) the date upon which all Warrants and all Warrant Shares have been resold, under the Registration Statement and (B) the Expiration Date; provided, however, that the
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Company shall not be required to (i) qualify as a foreign corporation or as a broker or a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4, (ii) file any general consent to service of process or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject.

          5. Accuracy of Disclosure.

          The Company (and its successors) represents and warrants to each Holder (and each beneficial owner of a Warrant or Warrant Share) and agrees for the benefit of each Holder (and each beneficial owner of a Warrant or Warrant Share) that, except during any period in which the availability of the Registration Statement has been suspended, (i) the Registration Statement and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (ii) the prospectus delivered to such Holder or pursuant to which such Holder sells its Warrants or Warrant Shares, as the case may be, and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6. Indemnity.

          The Company hereby agrees to indemnify each beneficial owner of a Warrant and each person, if any, who controls any beneficial owner of a Warrant within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), or is under common
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control with, or is controlled by, any beneficial owner of a Warrant (whether or not it is, at the time the indemnity provided for in this Section 6 is sought, such a beneficial owner), from and against all losses, damages or liabilities which such beneficial owner
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or any such controlling or affiliated person suffers as a result of any breach, on the date of any resale of any Warrant or Warrant Share by such Holder, in either case pursuant to the Registration Statement, of the representations, warranties or agreements contained in Section 5. Each beneficial owner of a Warrant Share sold pursuant to a Registration Statement, by accepting its beneficial ownership of a Warrant, hereby (i) agrees to provide the Company with information with respect to it that the Company reasonably requests in connection with any Registration Statement and (ii) agrees, severally and not jointly, to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any liability incurred by it or such controlling person as a result of any misstatement of information provided by such beneficial owner to the Company in writing expressly for inclusion in the Registration Statement.

          7.  Expenses.

          All expenses incident to the Company's performance of or compliance with its obligations under this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation (i) all Commission or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or "blue sky" laws, (iii) all reasonable expenses of any persons incurred by or on behalf of the Company in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Agreement, (iv) the reasonable fees (including legal fees and expenses) and disbursements of the Warrant Agent, (v) the reasonable fees and disbursements of counsel for the Company, (vi) the fees and disbursements, if any, of the Auditors and (vii) the reasonable fees and disbursements of counsel retained by the participating Holders but excluding the Holders' share of underwriting discounts and commissions.

          8.  Miscellaneous.

          (a) No Inconsistent Agreements.  Each of the Company and the Warrant
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Agent represent to the other that it has not entered into, and agrees that on or after the date of this Agreement it will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Warrants or Warrant
Shares in this Agreement or otherwise conflicts with the provisions hereof. The Company represents that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any agreements.

          (b) Amendments and Waivers.  The provisions of this Agreement,
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including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Warrant Agent have obtained the written consent of Holders of at least a majority of the outstanding Warrants affected by such amendment, modification, supplement, waiver or consent;
provided that any amendment, modification or supplement to this Agreement which,
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in the good faith opinion of the Board of Directors of the Company (and evidenced by a resolution of such board), does not adversely affect any Holder, shall not be subject to such requirement for written consent.
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          (c) Notices.  All notices and other communications provided for or
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permitted hereunder shall be made in writing by hand-delivery, registered first-
class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 8(c); (ii) if to the Company, initially at the Company's address set forth in the Indenture and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 8(c); and (iii) if to the Warrant Agent, initially at the Warrant Agent address set forth in the Warrant Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 8(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          (d) Successors and Assigns.  This Agreement shall inure to the benefit
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of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation, subsequent Holders; provided that
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nothing herein shall be deemed to permit any assignment, transfer or other disposition of Warrants in violation of the terms of the Placement Agreement or the Warrant Agreement. If any transferee of any Holder shall acquire Warrants, in any manner, whether by operation of law or otherwise, such Warrants shall be held subject to all of the terms of this Agreement and the Warrant Agreement, and by taking and holding such Warrants such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement or the Warrant Agreement and such person shall be entitled to receive the benefits hereof.

          (e) Purchases and Sales of Warrants.  The Company shall not, and shall
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use its best efforts to cause its affiliates (as defined in Rule 405 under the
Securities Act) not to, purchase and then resell or otherwise transfer any Warrants other than Warrants acquired and cancelled.

          (f) Third Party Beneficiary.  The Holders shall be third party
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beneficiaries to the agreements made hereunder between the Company and the
Warrant Agent, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts.  This Agreement may be executed in any number of
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counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings.  The headings in this Agreement are for convenience of
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reference only and shall not limit or otherwise affect the meaning hereof.

          (i) Governing Law.  This Agreement shall be governed by the laws of
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the State of New York.
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          (j) Severability.  In the event that any one or more of the provisions
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contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         CFW COMMUNICATIONS COMPANY

                         By: ______________________________
                             Name:
                             Title:


                         MORGAN STANLEY & CO. INCORPORATED
                         FIRST UNION SECURITIES, INC.
                         SUNTRUST EQUITABLE SECURITIES CORPORATION

                         By: Morgan Stanley & Co. Incorporated

                         By: ____________________________
                             Name:
                             Title: